UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 4, 2009

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On March 4, 2009 and effective as of the same date, the Board of Directors (the “Board”) of Callaway Golf Company (the “Company”) appointed John F. Lundgren as a Director of the Company. Mr. Lundgren will stand for election at the Company’s 2009 Annual Meeting of Shareholders in May 2009.

There is no arrangement or understanding between Mr. Lundgren and any other persons pursuant to which he was appointed as a Director of the Company. Mr. Lundgren is not currently engaged, and has not been engaged during the last fiscal year, in any related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. Mr. Lundgren received a grant of 11,574 restricted stock units in connection with his appointment as Director. Mr. Lundgren and the Company also entered into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached hereto as Exhibit 10.51.

A copy of the press release announcing Mr. Lundgren’s appointment as a Director of the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(e)	2009 Annual Incentive Program

On March 4, 2009, the Compensation and Management Succession Committee and the Rule 16b-3 and Section 162(m) Subcommittee (collectively, the “Committees”) of the Board approved the 2009 annual incentive program discussed below for the following executive officers:

George Fellows, President and Chief Executive Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer

David A. Laverty, Senior Vice President, Operations

Thomas Yang, Senior Vice President, International

Annual Incentive Program

On March 4, 2009, the Committees approved and adopted the 2009 Senior Management Incentive Program (the “2009 Program”) under Section 12 of the Company’s Amended and Restated 2004 Incentive Plan. The 2009 Program provides for payment of cash performance awards to members of the Company’s senior management based upon the achievement of certain financial goals provided certain individual performance objectives are also achieved. It is intended that the payment of awards under the 2009 Program would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the 2009 Program is attached hereto as Exhibit 10.52.

On March 4, 2009, the Committees determined that each of the Company’s executive officers would be eligible to participate in the 2009 Program. On March 4, 2009, the Committees also set the financial performance goals and other program terms for the 2009 Program. These terms include a target award for each of the executive officers, which is set forth as a percentage of base salary. The target award as a percentage of base salary for each of the executive officers for 2009 is as follows: 100% for Mr. Fellows and 55% for each of Messrs. McCracken, Holiday, Laverty, and Yang. Payment of the target award is determined by the Committees based on the Company’s achievement of targeted corporate net income goals calculated on a currency neutral basis as compared to 2008 and provided that the officer also achieves his individual objectives for 2009 as approved by the Committees. Subject to certain threshold and maximum performance limits, performance above or below the targeted levels generally results in an award above or below the targeted award. At threshold and maximum performance, respectively, each executive officer could earn a percentage of the target awards as follows: 50% and 150% of base salary for Mr. Fellows and 27.5% and 82.5% of base salary for Messrs. McCracken, Holiday, Laverty and Yang. Performance below threshold would result in no payouts and performance above the maximum would result in no additional payout.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.51	Indemnification Agreement, dated March 4, 2009, by and between the Company and John F. Lundgren.

10.52	2009 Senior Management Incentive Program

99.1	Press release, dated March 5, 2009, captioned “John F. Lundgren Named to Board of Directors at Callaway Golf Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: March 9, 2009	By:	/s/ Bradley J. Holiday
	Name:	Bradley J. Holiday
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.51	Indemnification Agreement, dated March 4, 2009, by and between the Company and John F. Lundgren.

10.52	2009 Senior Management Incentive Program

99.1	Press release, dated March 5, 2009, captioned “John F. Lundgren Named to Board of Directors at Callaway Golf Company.”

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